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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated April 13, 1999 and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas

September 24, 1999